UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2016 (April 21, 2016)

IVEDA SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 8500 Mesa, Arizona	85210
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Warrant Exchange Agreement

On April 21, 2016, Iveda Solutions, Inc. (the “Company”) completed the exercise and exchange (the “Exchange Agreement”) of $380,000 of shares of its Common Stock at a price of $0.35 per share of the Tranche A Warrants. The initial exercise price of the Tranche A Warrants was $1.00 and per the Exchange Agreement the Company offered to reduce the initial exercise price to $0.35 for the immediate exercise of the Tranche A Warrant and will replace those exercised with a replacement Tranche A Warrant with the same terms and conditions as the original warrant including the exercise price of $1.00 but with a new 18 month term from the date of the exchange.

On January 23, 2015, pursuant to that certain Securities Purchase Agreement, dated as of January 16, 2015, by and among the Company and the investors party thereto (the “Securities Purchase Agreement”), the Company issued to the investors, (i) shares of Series B Convertible Preferred Stock, par value, $0.00001 per share of the Company (the “Series B Preferred Stock”), (ii) Tranche A warrants, (the “Tranche A Warrants”, to acquire shares of common stock, par value $0.00001 per share (the “Common Stock”), and (iii) Tranche B warrants to acquire shares of Common Stock.

Series B Preferred Shares

The Series B Preferred Shares were convertible into the Company’s common stock (the “Conversion Shares”) at an initial conversion rate equal to the Original Issue Price divided by $0.75 (the “Conversion Price”). The Conversion Price is subject to certain adjustments as set forth in the Certificate of Designation (the “Series B Designation”) filed with the Secretary of State for the State of Nevada for the Series B Preferred Shares on January 15, 2015. The Warrant Exchange Agreement adjusts the Conversion Price to $0.35.

In addition, pursuant to the Purchase Agreement, the Company issued tranche A warrants (the “Tranche A Warrants”) to acquire shares of common stock equal to fifty percent (50%) of the number of Conversion Shares at an initial exercise price of $1.00, and issued tranche B warrants (the “Tranche B Warrants” and, together with the Tranche A Warrants, the “Warrants”) to acquire shares of common stock equal to fifty percent (50%) of the number of Conversion Shares at an initial exercise price of $1.10. The Tranche A Warrants have an eighteen (18) month term and the Tranche B Warrants have a five (5) year term.

Wolverine Flagship Fund Trading Limited (“Wolverine”) served as lead investor in the Securities Purchase agreement and the Warrant Exchange Agreement.

Tranche B Warrants

The initial exercise price of the Tranche B Warrants was $1.10 and the Warrant Exchange Agreement adjusts these Tranche B Warrants to $0.35 exercise price. The exercise price of the Tranche B Warrants is subject to customary adjustments for issuances of shares of common stock as a dividend or distribution on shares of the common stock, or mergers or reorganizations, as well as “full-ratchet” anti- dilution adjustments for future issuances of other Company securities (subject to certain standard carve-outs). The Tranche B Warrants may be exercised on a cash or cashless basis and expire on January 23, 2020.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, on January 23, 2015, the Company consummated the initial closing of the Private Placement. The issuance of securities in the Private Placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.4	Form of Tranche A Warrant Replacement.

10.2	Exchange Agreement dated April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc.
(Registrant)

Date: April 25, 2016	By:	/s/ Robert J. Brilon
Robert J. Brilon
President and Chief Financial Officer